Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Lime Energy Co.

Huntersville, North Carolina

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lime Energy Co. 2010 Non-Employee Directors Stock Plan, as amended, of our report dated March 31, 2014 relating to the consolidated financial statements of Lime Energy Co. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP
Chicago, Illinois

July 01, 2014